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                                                                    EXHIBIT 4.25

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED, EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH HEREIN.

                            Right to Purchase Up to 22,821,256 Shares of Common Stock of INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC. (subject to adjustment)

                          COMMON STOCK PURCHASE WARRANT

                                                                 October 1, 2003

FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC. (the "Company") hereby agrees that GEE ENTERPRISES, LLC, whose address is c/o Bruce H. Seyburn, Esq., Seyburn, Kahn, Ginn, Bess & Serlin, P.C., 2000 Town Center, Suite 1500, Southfield, Michigan 48075 ("Investor"), is entitled to purchase from the Company at any time or from time to time ON OR AFTER OCTOBER 1, 2004 BUT BEFORE 5:00 P.M., DETROIT TIME, ON DECEMBER 31, 2006 (or if such date is not a Business Day, then at 5 p.m. Detroit time on the first Business Day after such date), up to 22,821,256 shares of the Company's fully paid and nonassessable shares of common stock, no par value per share ("Common Stock") at a purchase price described below (the "Purchase Price").

Purchase Price. The Purchase Price per share shall be equal to seven and three-eighths cents ($0.07275).

Representations and Warranties. The Company represents and warrants to the Investor, as follows:

         (a) Corporate Existence. The Company is a corporation duly incorporated, validly existing and in good standing under South Carolina law and has unconditional power and authority to conduct its business and own its properties as now conducted and owned. The Company is qualified as a foreign corporation to do business in all jurisdictions in which the nature of its properties and business requires such qualification and in which noncompliance with such qualification would materially affect the Company's business.

         (b) Power and Authority. The Company has unconditional power and authority, and has taken all required corporate and other action necessary (including stockholder approval, if necessary) to execute and deliver this Warrant, to issue and sell the Stock as herein provided and otherwise to carry out the terms of this Agreement, and none of such actions violate any provision of the Company's Bylaws or Articles of Incorporation, or result in the breach of or constitute a default under any agreement or instrument to which the Company is a party or by which it is bound, or result in the creation or imposition of any material lien, claim or encumbrance on any Company asset. This Warrant constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         (c) Ownership and Status of Stock. As of December 31, 2001, , the Company has approximately 17,774,694 shares of Common Stock issued and outstanding and approximately 5,361,539 shares issuable upon the exercise of then-outstanding options or warrants or upon conversion of any then-outstanding convertible security As of October 1, 2003, the Company had approximately 23,656,051 shares of Common Stock issued and outstanding, and approximately 66,778,044 shares issuable upon the exercise of then-outstanding options or warrants or upon the conversion of any then-outstanding convertible security. The Company has no shares of preferred stock (nor any other shares of stock) issued or outstanding at this time, nor does the Company have issued or outstanding any warrants, convertible securities, convertible debt, options, or any other rights in the hands of any third party which

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are convertible into shares of Common Stock except as set forth on the Company's
Capitalization Table dated December 28, 2001. No shares of Common Stock are held in the Company's treasury. No shares of Common Stock are entitled to any cumulative voting rights, pre-emptive rights (other than as set forth in documents executed contemporaneously herewith).

As used herein the following terms have the following meanings:

                  A. The term "COMPANY" shall include Integrated Business Systems and Services, Inc. and any corporation which shall succeed to or assume the obligations of Integrated Business Systems and Services, Inc.

                  B. The term "COMMON STOCK" includes (a) the Company's Common Stock, no par value per share, as authorized on the date of this Warrant, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after such date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall be entitled to vote for the election of directors of the Company and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                  C. The term "SHARES" means the Common Stock issued or issuable upon exercise of this Warrant.

                  D. The term "SECURITIES ACT" means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

                  E. The term "SECURITIES AND EXCHANGE COMMISSION" or "COMMISSION" refers to the Securities and Exchange Commission or any other federal agency then administering the Securities Act.

                  F. The term "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934 or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

                  G. The term "BUSINESS DAY" shall mean any day on which the NASDAQ Stock Market is open for trading in the United States.

1. Exercise of Warrant. This Warrant may be exercised by the Investor in whole or in part by surrender of this Warrant, with the form of subscription attached as EXHIBIT A (the "SUBSCRIPTION FORM") duly executed by the Investor, to the Company at its principal office or at the office of its Warrant agent (as provided in Section 10), accompanied by a full recourse secured promissory note, payable upon the earlier of five days following written notice that the Securities and Exchange Commission has declared effective the registration statement described in Sections 1 and 8 hereof or two years from the date of issuance of such note, in the form attached as EXHIBIT B (the "SECURED NOTE).

         All payments by the Investor with respect to the Secured Note shall be used by the Company to repay its Amended And Restated Class A Secured Debenture and its Amended And Restated Class B Secured Debenture. Company hereby authorizes Investor to make payments of the exercise price hereunder directly to the holders of the Class A and Class B Debenture.

         Upon exercise of the Warrant by the Investor, the Company shall proceed to file a registration statement with the Securities and Exchange Commission to register the shares of Common Stock underlying the exercised Warrant in accordance with Section 8 hereof within 60 days of the exercise of the Warrant. The Company shall have up to six months from the date of the exercise of this Warrant to cause the Securities and Exchange Commission to have the registration statement declared effective. If the Company is not able to cause the Securities and Exchange Commission to declare the registration statement effective within such six month period, the

         Purchase Price for this Warrant and the principal balance of the Secured Note shall be reduced 1.5% per month for each month or portion thereof in the next succeeding six months during which the Company is unable to cause the Securities and Exchange Commission to declare the registration statement effective, and shall be reduced 2.5% per month or portion thereof in the next succeeding 12 months thereafter during which the Company is unable to cause the Securities and Exchange Commission to declare the registration statement effective. If exercise(s) of this Warrant occur prior to the Expiration Date hereof for less than the full amount of the shares which are subject to this Warrant, the Company will issue a new Warrant or Warrants of like tenor, in the name of the Investor for the number of shares remaining unpurchased under the Warrant.

1A. Covenant Against Public Transfer. Holder agrees that, upon exercise of this Warrant and the Company's issuance of shares pursuant thereto (the "Issued Shares"), Holder will refrain from selling, transferring or otherwise disposing of such Issued Shares, in a transaction involving a national securities exchange, the NASDAQ, or other brokers' board, prior to October 1, 2004, except in connection with a sale of substantially all of the outstanding shares of Company.

2. Delivery of Stock Certificates etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Investor hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

         As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense will cause to be issued in the name of the Investor hereof a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock to which such Investor shall be entitled on such exercise. To the extent the Purchase Price is paid by a promissory note, the certificate or certificates will be held in escrow until the note is paid in full.

3.       Adjustments for Anti-Diluting Issues; Fractional Share Payments; Taxes.

3.1 Adjustment for Subdivisions and Certain Dividends and Distributions. If the Company shall at any time (i) make subdivision of shares of Common Stock outstanding or (ii) pay a dividend or make a distribution in shares of Common Stock, the Purchase Price in effect immediately prior to such action shall be proportionately decreased and the number of Shares which may be purchased hereunder shall be proportionately increased. If the Company shall at any time reduce the number of shares of Common Stock outstanding, by combination or otherwise, the Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of Shares which may be purchased hereunder shall be proportionately decreased. Any adjustment made pursuant to this Section 3.1 shall, in the case of a subdivision or combination, become effective as of the effective date thereof, and shall, in the case of a dividend or distribution, become effective as of the close of business of the record date for the determination of shareholders entitled thereto.

3.2 Adjustment for Other Dividends and Distributions. In the event the Company at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holder of this Warrant shall receive upon exercise of this Warrant the amount of securities of the Company that it would have received had this Warrant been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the exercise date, retained such securities receivable by it as aforesaid during such period, giving application to all other adjustments called for during such period under this Section 3 with respect to the rights of the holder of this Warrant.

3.3 Adjustment for Reorganizations, Reclassifications and Other Changes. If the Common Stock issuable upon the exercise of this Warrant shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a merger, consolidation or sale of assets as provided in Section 3.4 below, or a subdivision or combination of shares or stock dividend provided for in Section 3.1 above, or a reorganization provided for in Section
         3.4 below), then and in each such event the holder of this Warrant shall have the right thereafter to convert this Warrant into the kind and amounts of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which this Warrant might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

3.4 Adjustment for Mergers, Considerations or Sales of Assets. If at any time or from time to time there shall be a capital reorganization of the Company's capital stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this
         Section 3) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, the number of shares of stock or other securities of property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of that number of shares of Common Stock deliverable upon exercise of this Warrant would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Holder of this Warrant after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 3 (including adjustment of the Purchase Price then in effect and the number of shares issuable upon exercise of this Warrant) shall be applicable after that event as nearly equivalent as may be practicable.

3.5 Adjustment for Sales Below Purchase Price. For purposes of this Section 3.5, "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued or deemed issued by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, excluding (i) shares of Common Stock issued upon exercise of this Warrant; and (ii) up to 4,882,776 shares of Common Stock (as adjusted for all stock dividends, stock splits, subdivisions and combinations) issued to employees, officers, directors, consultants or other persons performing services for the Company (if so issued solely because of any such person's status as an officer, director, employee, consultant or other person performing services for the Company and not as part of any offering of the Company's securities) pursuant to any warrant, stock option plan, stock purchase plan, management incentive plan, consulting agreement or arrangement or other contract or undertaking approved by the Board.

                  (1) If at any time or from time to time the Company shall issue or sell Additional Shares of Common Stock, other than pursuant to Sections 3.1, 3.2, 3.3 or 3.4 above, for a consideration per share less than the then existing Purchase Price, then and in each case the then existing Purchase Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the existing Purchase Price by a fraction (A) the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (y) the number of shares of Common Stock that the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Purchase Price, and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of such Additional Shares of Common Stock so issued. In addition, upon each adjustment to the Purchase Price pursuant to this Section 3.5
                  (1), the number of Shares of Common Stock purchasable upon exercise of this Warrant shall also be adjusted to that number of Shares of Common Stock obtained by multiplying (i) the number of Shares of Common Stock purchasable immediately prior to such adjustment upon exercise of this Warrant; by (ii) the Purchase Price in effect prior to such adjustment; and, dividing the product so obtained by the new Purchase Price.

                  (2) For the purpose of making any adjustment in the Purchase Price or number of shares of Common Stock purchasable on exercise of this Warrant as provided above, the consideration received by the Company for any issue or sale of securities shall:

                           (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, concessions or compensation paid or allowed by the Company in connection with such issue or sale;

                           (B) to the extent it consists of services or property other than cash, be computed at the fair value of such services or property as determined in good faith by the Board; and

                           (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined), or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                  (3) For the purpose of the adjustment provided in Section 3.5(1), if the Company shall issue any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being hereinafter referred to as "CONVERTIBLE SECURITIES"), then, in each case, if the Effective Price (as hereinafter defined) of such rights, options or Convertible Securities shall be less than the then existing Purchase Price, the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon conversion or exercise thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such options or rights, the minimum amounts of consideration, if any, payable to the Company upon exercise or conversion of such options or rights. For purposes of the foregoing, "EFFECTIVE PRICE" shall mean the quotient determined by dividing the total of all such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of the Purchase Price adjusted upon the issuance of such rights, options or Convertible Securities shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Purchase Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Purchase Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options, or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights and options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Company on the conversion of such Convertible Securities.

                  (4)      For the purpose of the adjustment provided for in
                  Section 3.5(1), if the Company shall issue any rights or options for the purchase of Convertible Securities, then in each such case, if the Effective Price thereof is less than the existing Purchase Price, the Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the

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                  Company for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Company upon the conversion of such Convertible Securities. For the purposes of the foregoing, "EFFECTIVE PRICE" shall mean the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of such Purchase Price adjusted upon the issuance of such rights or options shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities. The provisions of Section 3.5(3) for the readjustment of such Purchase Price upon the expiration of rights or options or the rights of conversion of Convertible Securities, shall apply mutatis mutandis to the rights, options and Convertible Securities referred to in this Section 3.5(4).

3.6 Fractional Share Payment. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant and if the exercise of this Warrant results in a fraction, in lieu of any such fractional share the Company shall pay cash equal to such fraction multiplied by the then effective Purchase Price.

3.7 Taxes. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Investor for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Investor; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in the name other than that of the Investor, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have establish to the satisfaction of the Company that such tax has been paid.

3.8 Accountant's Certificate as to Adjustments. In the case of any adjustment or readjustment in the Purchase Price or number of shares of Common Stock issuable on the exercise of this Warrant, the Company at its expense will promptly cause independent certified public accountants of recognized standing selected by the Company to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Purchase Price in effect and number of shares of Common Stock for which this Warrant was exercisable immediately prior to such issue or sale and as each is adjusted and readjusted on account thereof. The Company will forthwith mail a copy of each such certificate to Investor.

4. No Dilution or Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issue upon exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon exercise of this Warrant in full and shall take all such action as may be necessary or appropriate in order that all shares of Common Stock that shall be so issuable shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, (c) will not effect a subdivision or split up of shares or similar transaction with respect to any class of the Common Stock without effecting an equivalent transaction with respect to all other classes of Common Stock, and (d) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets.

5. REPORTING REQUIREMENTS. Prior to the exercise or expiration of the right to EXERCISE THIS WARRANT; TO THE EXTENT THE FOLLOWING DOCUMENTS AND/OR INFORMATION IS NOT, AT THE TIMES INDICATED BELOW (including any extension of such times as permitted under the regulations of the Securities and Exchange commission), AVAILABLE PUBLICLY THROUGH THE INTERNET OR THROUGH THE EDGAR FILING SYSTEM ACCESSIBLE THROUGH THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE AT (HTTP://WWW.SEC.GOV), the Company shall furnish to the Investor:

                  (a) Within 45 days after the end of each of the first three calendar quarterly accounting periods in each fiscal year of the Company unaudited consolidated income statements of the Company and its subsidiaries for each such quarterly period and for the six-month and nine-month periods, as applicable, from the beginning of the applicable fiscal year to the end of the applicable calendar quarter, and a consolidated balance sheet of the Company and its subsidiaries as of the end of each such quarterly period, setting forth in each case comparisons to the corresponding period(s) in the preceding fiscal year, all such statements having been prepared in accordance with generally accepted accounting principles, consistently applied; and, to the extent requested by the INVESTOR, comparisons in each case to the Company's quarterly budget for the corresponding quarterly period; provided, however, that where the Company or its counsel reasonably deems such budget information to constitute material non-public information under applicable federal or state securities laws, then the Company shall have no obligation to deliver such budget information hereunder unless and until Investor has executed such confidentiality and public trading lock-up agreements as shall be deemed satisfactory to the Company and its legal counsel.

                  (b) Within 90 days after the end of each fiscal year of the Company, consolidated statements of income of the Company and its subsidiaries for such fiscal year, and a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied; and accompanied by (i) a copy of the opinion received by the Company from an independent accounting firm of recognized standing acceptable to the Investor, (ii) to the extent requested by the Investor, a certificate from such accounting firm, addressed to the Company's board of directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was any default by the Company or any of its subsidiaries in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any material agreement to which the Company or any such subsidiary is a party or, if such accountants have reason to believe any such default by the Company or any such subsidiary exists, a certificate specifying the nature and period of existence thereof, (iii) to the extent requested by the Investor, a copy of such firm's annual management letter to the board of directors; and (iv) to the extent requested by the INVESTOR, comparisons of the Company's statements of income to the Company's annual budget for the corresponding annual period; provided, however, that where the Company or its counsel reasonably deems such budget information to constitute material non-public information under applicable federal or state securities laws, then the Company shall have no obligation to deliver such budget information hereunder unless and until Investor has executed such confidentiality and public trading lock-up agreements as shall be deemed satisfactory to the Company and its legal counsel.

                  (c) Promptly following receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations and financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

                  (d) At least 30 days but not more than 90 days prior to the end of each fiscal year of the Company, to the extent requested by the INVESTOR, an annual budget prepared on a monthly basis for the Company and its subsidiaries for the succeeding fiscal year (displaying anticipated statements of income, changes in financial position and balance sheets), and promptly upon preparation thereof any other significant budgets which the Company prepares and any revisions of such annual or other budgets; provided, however, that where the Company or its counsel reasonably deems such budget information to constitute material non-public information under applicable federal or state securities laws, then the Company shall have no obligation to deliver such budget information hereunder unless and until the Investor has executed such confidentiality and public trading lock-up agreements as shall be deemed satisfactory to the Company and its legal counsel.

                  (e) Within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of the Company's securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's business; and

                  (f) With reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any person entitled to receive information under this Section 5 may reasonably request.

                  (g) Accompanying the financial statements referred to in subparagraph (a) above, to the extent requested by the Investor, an Officer's Certificate from the Chief Financial Officer of the Company stating that neither the Company nor any of its subsidiaries is in default under any of its other material agreements or, if any such default exists, specifying the nature and period of existence thereof, and what actions the Company and its subsidiaries have taken and propose to take with respect thereto.

         Each of the financial statements referred to in subparagraph (a) and
(b) above will be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments.

         The Company shall permit the Investor, or agents thereof, at any reasonable time and from time to time to examine and make copies of and extracts from the records and books of account of, and visit the properties of, the Company and any of its subsidiaries, and to discuss the affairs, finances, and accounts of the Company and any of the subsidiaries with any of their officers or directors and independent accountants. The Investor's rights under this subparagraph shall be conditioned upon the prior execution by Investor and delivery to the Company of an appropriate confidential and public trading lock-up agreement with the Company.

6.       [RESERVED]

7. Assignment; Exchange of Warrant. With the prior written consent of the Company (which shall not be unreasonably withheld or delayed), this Warrant may be transferred by Investor (a "Transferor") with respect to any or all of the Shares; provided, however, that any member of Investor may assign or transfer its membership interest in Investor without obtaining the consent of the Company. On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of EXHIBIT C attached hereto (the "TRANSFEROR ENDORSEMENT FORM"), the Company at its expense will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "TRANSFEREE"), filling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8. Registration Rights, Procedure; Indemnification. The Company shall within one hundred eighty (180) days following the date of this Warrant prepare and file at its expense with all applicable federal, state and stock exchange authorities, and use its best efforts to cause to become effective as soon as possible (but in any event within 180 days after the date hereof), a registration statement with respect to the Common Stock issued by the Company in connection with the exercise of this Warrant to enable the holder of this Warrant to resell such Common

         Stock following the effective date of the registration statement, subject, however, to any limitations on resale that may be imposed by law if holder is an affiliate of the Company. The Company shall also file the appropriate applications with the NASDAQ Stock Market , or the Over-the-Counter Bulletin Board so that such Common Stock is freely tradeable on the NASDAQ Stock Market , or the Over-the-Counter Bulletin Board following the effective date of the registration statement. If the Company is unable to cause the Securities and Exchange Commission to declare the registration statement effective within such time period, then the number of Shares which holder may purchase upon exercise of this Warrant shall increase by 40% (i.e., the number of Shares that are subject to this Warrant shall be increased by a multiple of 1.40). At its expense, the Company will keep the registration effective for so long as the holder holds shares of Common Stock (or, if earlier, until such time as Investor may sell all of its stock in a single transaction on the NASDAQ Stock Market, or the Over-the-Counter Bulletin Board without registration, pursuant to Rule 144 of the Securities Act of 1933). The Company shall indemnify the holder against any losses, claims, damages or expenses (including reasonable attorney fees) arising out of any untrue statement or alleged untrue statement of any material fact contained in any registration statement filed by the Company pursuant to this Warrant (except for erroneous information supplied to the Company by the holder).

9. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of the Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor; provided, however, if the original Investor is the registered holder and the Warrant is lost, stolen or destroyed, the affidavit of the President, Treasurer or any Assistant Treasurer of the registered holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnity bond or other security shall be required as a condition to the execution and delivery by the Company of a new Warrant in replacement of such lost, stolen or destroyed Warrant other than the registered holder's written agreement to indemnify the Company.

10. Warrant Agent. The Company may, by written notice to Investor, appoint an agent for the purpose of issuing Common Stock on the exercise of the Warrant pursuant to Section 1, exchanging the Warrant pursuant to
         Section 7, and replacing the Warrant pursuant to Section 9, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

11. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

12. Transferability, etc. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

         (a) title to this Warrant or a portion hereof may be transferred by endorsement (by the Transferor executing the Transferor Endorsement Form) and delivery in the manner set forth in
                  Section 7 following any required consent by the Company;

         (b) subject to the Company consent requirements in Section 7, any person in possession (which possession may be joint) of this Warrant with an executed Transferor Endorsement Form naming such person as a Transferee under the heading "Transferees" is authorized to represent himself as absolute owner of the portion of this Warrant stated in such Transferor Endorsement Form opposite the name of such person under the heading "Number Transferred" and is empowered to transfer absolute title to such portion of this Warrant by endorsement and delivery thereof to a bona fide purchaser thereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, but shall remain obligated under any confidentiality agreement and/or public trading lock-up agreement executed in connection with this Warrant and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

         (c) until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

13. Notices, etc. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Michigan. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

15. Consent to Jurisdiction. The Company hereby irrevocably submits to the jurisdiction of the state courts of the State of Michigan and any United States federal court sitting in the State of Michigan in any action or proceeding arising out of or relating to this Warrant or any other agreement or transaction contemplated hereby, and the Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such state or federal court. The Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Company hereby irrevocably consents to the service of any and all process in any such action or proceeding at its address set forth on the first page hereof or any place of business of the Company in the State of Michigan. Nothing in this Section shall affect the right of the holder of this warrant to serve legal process in any other manner permitted by law or affect the right of the holder to bring any action or proceeding against the other party or its property in courts of any other jurisdictions.

16. Facsimile Signature. The Company may execute this Warrant and transmit its signature by facsimile, which shall be fully binding, and the Company shall deliver a manually signed original as soon as is practicable thereafter.

IN WITNESS WHEREOF, each of the Company and the Investor has executed this Warrant under seal as of the date first written above.

                                  INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.

                                  BY:  /s/ George E. Mendenhall
                                       -------------------------------
                                           GEORGE E. MENDENHALL
                                           CHIEF EXECUTIVE OFFICER

Accepted and Agreed by the Investor effective as of the date first set forth above:

Investor

/s/ Bruce H. Seyburn
--------------------------------

Print Name: Agent

EXHIBIT A

FORM OF SUBSCRIPTION
(To be signed only on exercise of Warrant)

TO INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, ______ shares of Common Stock of Integrated Business Systems and Services, Inc. ("IBSS") and herewith makes payment of $________ in the form of a secured promissory note to exercise the Warrant, and requests that the certificates for such shares be issued in the name of, and delivered to __________________________________, whose address is______________________________________.

DATED:                          ____________________________________

                                    (Signature must conform to name of holder as specified on the face of the Warrant)

(Address)                           ___________________________________________

                                    EXHIBIT B

                             SECURED PROMISSORY NOTE

$__________                                             date__________,________
Due Date: ____________                              location__________,________

                  This Promissory Note (the "Note") is made as the date written above between__________, whose address is _______________________ ("Borrower")
and INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC., whose address is 1601 Shop Road, Suite E, Columbia, South Carolina 29201 ("Lender"), and is issued as payment of the exercise price of a certain Amended And Restated Common Stock Purchase Warrant for the purchase of the Lender's stock dated October 1, 2003 (the "Warrant"), which was issued by Lender to Borrower.

PAYMENT. FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender the principal sum of ____________ ($_______) Dollars (adjusted as set forth below) (the "Principal Amount"), together with interest on the unpaid balance of the Principal Amount, as follows:

INTEREST. Interest shall accrue on the unpaid balance of the Principal Sum at the rate of 9% per annum. In no event shall the interest rate payable under this Note exceed the maximum rate permitted by law.

MATURITY; PREPAYMENT. The Principal Sum, together with accrued and unpaid interest thereon, shall be due and payable upon the first to occur of the following: (i) five days following Borrower's receipt of written notice from Lender that the Securities and Exchange Commission has declared effective the registration statement described in Sections 1 and 8 of the Warrant; or (ii) the second anniversary of this Note (the "Maturity Date"). Borrower may prepay any and all principal and accrued interest due under this Note at any time without additional interest or penalty.

Principal and interest shall be paid by the Borrower in lawful money of the United States of America at Lender's address shown above, or at such other address as the Lender may designate in writing to the Borrower.

ADJUSTMENT TO PRINCIPAL AMOUNT. Lender acknowledges that the principal amount of this Note may be reduced in the event that the effective date of the Registration Statement described in Sections 1 and 8 of the Warrant is delayed (or does not occur). The amount by which the principal amount may be reduced is at set forth in Section 1 of the Warrant.

DEFAULT; REMEDIES. This Note shall be in default if Borrower either: (a) does not pay the principal and accrued interest within 5 days of the Maturity Date; or (b) institutes proceedings for an order for relief, or consents to the institution of such a proceeding against it, or files a petition or consent seeking reorganization or arrangement under, the federal bankruptcy laws, or consents to the appointment of a receiver or trustee or assignee in bankruptcy of it or its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due. Lender shall have the right to exercise any and all rights available to it under South Carolina law. In the event an action is commenced to collect amounts due under this Note, the substantially prevailing party in such action shall be entitled to recover its attorney fees. No delay on the part of Lender in the exercise of any of the aforesaid rights or remedies shall operate as a waiver thereof, and no single or partial exercise of any right or remedy by the Lender shall preclude the exercise of any other right or remedy. Any remedy provided hereunder shall be in addition to all other remedies available to Lender and such remedies shall be cumulative.

ASSIGNMENT. This Note and all rights and remedies of the Lender shall inure to the benefit of the Lender's legal representatives, successors and assigns and to any other holder who derives title to or interest in this Note, and shall bind the Borrower and its legal representatives, successors and assigns.

NOTICES. Any notices required by the terms of this Note, until further notice in writing, shall be sent by registered or certified mail, return receipt requested, postage prepaid, to the Borrower and Lender at their respective addresses shown above.

WAIVER; SEVERABILITY. Borrower waives presentment, demand for payment, notice of dishonor, notice of protest, and protest, and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement of this instrument (except for any notice or grace period expressly provided in this Note); and agrees that no obligation hereunder shall be discharged by any extension, indulgence or release given to any guarantor or other person or by the release or non-enforcement of any security given in connection herewith. Notwithstanding anything herein to the contrary, nothing shall limit any rights granted to Lender by other instruments or by law.

SECURITY. Borrower's promise to pay this Note is also secured by a security interest in [treasury bill, certificate of deposit] being held by Lender. Upon a default by Borrower under this Promissory Note, Lender, in addition to any other remedies which it may have at law or equity, may foreclose its security interest on the collateral.

GOVERNING LAW. This Note shall be deemed to be delivered in the State of South Carolina and shall be governed by and be construed in accordance with the laws of the State of South Carolina.

CHOICE OF FORUM. The parties agree that all actions arising directly or indirectly out of this Agreement shall be litigated exclusively in the United States District Court for South Carolina or the Richland County, South Carolina Circuit Court, and the parties hereby irrevocably consent to the jurisdiction and venue of those courts over the parties to this Agreement.

DUE AUTHORITY. Borrower represents and warrants to Lender that this Note is a valid, binding obligation of the Borrower and enforceable in accordance with its terms, and Borrower's execution of this Note does not conflict with any other legal obligation of Borrower.


                                               ---------------------------------

EXHIBIT C

FORM OF TRANSFEROR ENDORSEMENTS
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Integrated Business Systems and Services, Inc. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Integrated Business Systems and Services, Inc. with full power of substitution in the premises.

                                    Percentage                            Number
Transferees                         Transferred                        Transferred
-----------                         -----------                        ------------
                                                       _______________________________________
                                                       Signature must conform to name of holder
                                                       as specified on the face of the Warrant
Dated: __________________, 20___

Signed in the presence of:

________________________________                       _______________________________________
           (Name)                                      (Address)

ACCEPTED AND AGREED:
[TRANSFEREE]                                           _______________________________________
                                                       (Signature)

________________________________                       _______________________________________
           (Name)                                      (Address)

[TRANSFEREE]                                           _______________________________________
                                                       (Signature)

________________________________                       _______________________________________
           (Name)                                      (Address)